As filed with the Securities and Exchange Commission on June 21, 2002
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                              METALDYNE CORPORATION
                       (formerly known as MascoTech, Inc.)
             (Exact name of registrant as specified in its charter)

             Delaware                                  38-2513957
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                               47603 Halyard Drive
                            Plymouth, Michigan 48170
          (Address (including zip code) of Principal Executive Offices)
                            -------------------------

                  Mascotech, Inc. Salaried Savings Plan 401(k)
                                       and
                   Mascotech, Inc. Hourly Savings Plan 401(k)
                            (Full title of the plan)
                            -------------------------

                            R. Jeffrey Pollock, Esq.
                                 General Counsel
                              Metaldyne Corporation
                               47603 Halyard Drive
                            Plymouth, Michigan 48170
                                 (734) 207-6200
                (Name, address (including zip code) and telephone
                    number (including area code) of agent for
                          service in the United States)
                            -------------------------

                                    Copy to:
                           Jonathan A. Schaffzin, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                            -------------------------


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of Securities to       Amount to be         Proposed Maximum        Proposed Maximum          Amount of
          be                  Registered         Offering Price Per      Aggregate Offering     Registration Fee
      Registered                                       Share                   Price
---------------------------------------------------------------------------------------------------------------
         N/A*                    N/A*                   N/A*                    N/A*                  N/A*
===============================================================================================================


* This Amendment is to terminate the Registration Statement and deregister shares and plan interests thereunder.

               POST-EFFECTIVE AMENDMENT: DE-REGISTRATION OF SHARES


     This Post-Effective Amendment (the "Amendment") to the Registration Statement on Form S-8 (Registration No. 333-74875) (the "Registration Statement") of MascoTech, Inc., a Delaware corporation, is being filed by Metaldyne Corporation, a Delaware corporation (the "Company"). The Company was formerly known as MascoTech, Inc. The Registration Statement covered 1,000,000 shares of the Company's common stock, together with an indeterminate number of plan interests, for sale pursuant to the Mascotech, Inc. Salaried Savings Plan 401(k) and the Mascotech, Inc. Hourly Savings Plan 401(k) (the "Plans").

     On November 28, 2000, the Company completed a recapitalization with a group of investors led by Heartland Industrial Partners, L.P. and CSFB Private Equity pursuant to which each issued and outstanding share of our common stock at the time of the recapitalization covered by the Registration Statement was converted into the right to receive $16.90 in cash plus certain additional future cash consideration. As a result, the Plans have not owned Company common stock since the recapitalization and are presently prohibited from purchasing shares of Company common stock. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the unissued shares of common stock and all unissued 401(k) Plan interests covered by the Registration Statement.

     As there are no securities being registered under this filing, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933, as amended, and the exhibits requirements under Regulation S-K Item 601 are inapplicable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth, State of Michigan as of the 21st day of June, 2002.

                           Metaldyne Corporation


                           By:    /s/ TIMOTHY D. LEULIETTE
                                  ----------------------------------------------
                                  Name:    Timothy D. Leuliette
                                  Title:   Chief Executive Officer and Director

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Original Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                           Title                                          Date
                                                    -----                                          ----
/s/ TIMOTHY D. LEULIETTE                            Chief Executive Officer and Chairman of the    June 21, 2002
----------------------------------------            Board of Directors
Timothy D. Leuliette                                (Principal Executive Officer)

/s/ WILLIAM M. LOWE, JR.                            Executive Vice President and                   June 21, 2002
----------------------------------------            Chief Financial Officer
William M. Lowe, Jr.                                (Principal Financial Officer/Principal
                                                    Accounting Officer)

/s/ GARY M. BANKS                                   Director                                       June 21, 2002
----------------------------------------
Gary M. Banks

/s/ CHARLES BECKER                                  Director                                       June 21, 2002
----------------------------------------
Charles Becker

/s/ MARSHALL COHEN                                  Director                                       June 21, 2002
----------------------------------------
Marshall Cohen

                                                    Director
----------------------------------------
Cynthia L. Hess

/s/ J. MICHAEL LOSH                                 Director                                       June 21, 2002
----------------------------------------
J. Michael Losh

/s/ RICHARD A. MANOOGIAN                            Director                                       June 21, 2002
----------------------------------------
Richard A. Manoogian

                                                    Director
----------------------------------------
Thomas Stallkamp

/s/ DAVID A. STOCKMAN                               Director                                       June 21, 2002
----------------------------------------
David A. Stockman

/s/ DANIEL P. TREDWELL                              Director                                       June 21, 2002
----------------------------------------
Daniel P. Tredwell

/s/ SAMUEL VALENTI III                              Director                                       June 21, 2002
----------------------------------------
Samuel Valenti III


                Mascotech, Inc. Salaried Savings Plan 401(k) and
                   Mascotech, Inc. Hourly Savings Plan 401(k)


     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Mascotech, Inc. Salaried Savings Plan 401(k) and the Mascotech, Inc. Hourly Savings Plan 401(k) have caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-74875) to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Michigan, on the 21st day of June, 2002.


Signature                              Title                                                Date
---------                              -----                                                ----

/s/ KAREN A. RADTKE                    Vice President and Treasurer and Chief               June 21, 2002
---------------------------            Accounting Officer and Authorized Signatory
     Karen A. Radtke
